Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-295618) of our report dated April 28, 2026, relating to the consolidated financial statements of Blue Gold Limited, incorporated by reference in the Registration Statement for the year ended December 31, 2025.

We also consent to the reference to us under the heading “Auditors” in the Registration Statement.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP

November 6, 2026